EXHIBIT 99.1

FARMER MAC NEWS

FOR IMMEDIATE RELEASE	CONTACT
October 1, 2008	Mary Waters
Farmer Mac
202-872-7700

FARMER MAC APPOINTS TIMOTHY L. BUZBY AS ACTING TREASURER

MICHAEL A. GERBER, ACTING PRESIDENT & CEO TO LEAD SEARCH FOR NEW CFO

WASHINGTON, DC – The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE:  AGM and AGM.A) today announced that its Board of Directors has named Timothy L. Buzby, Vice President – Controller, as Acting Treasurer to replace Nancy E. Corsiglia, who was Executive Vice President – Chief Financial Officer and Treasurer, effective immediately.    Michael A. Gerber, acting President and Chief Executive Officer will lead the search for a new Chief Financial Officer.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and rural utilities loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans.  Farmer Mac's Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively.  Additional information about Farmer Mac is available on Farmer Mac's website at www.farmermac.com.